Exhibit 14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in this combined Prospectus/Proxy Statement and Statement of Additional Information constituting parts of this Registration Statement of Scudder International Fund, Inc. on Form N-14 (“Registration Statement”) of our reports dated February 25, 2005 and December 19, 2005, relating to the financial statements and financial highlights which appear in the December 31, 2004 and October 31, 2005 Annual Reports to Shareholders of Scudder New Asia Fund, Inc. and Scudder Emerging Markets Fund (a series of Scudder International Fund, Inc.) (formerly Scudder Emerging Markets Growth Fund), respectively, which are also incorporated by reference into this Registration Statement. We also consent to the references to us under the headings “Independent Registered Public Accounting Firms (“Auditors”)”, and in Exhibit B “Form of Agreement and Plan of Reorganization” under the heading “Representations and Warranties”, all in such Registration Statement. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm and Reports to Shareholders”, “Financial Highlights” and “Financial Statements” included in Form N-1A of Scudder Emerging Markets Fund dated February 25, 2005, which is incorporated by reference into such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
January 27, 2006